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                                                                    EXHIBIT 23.2

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Triple Crown Media, Inc. of our report dated November 19, 2004 relating to the financial statements of Bull Run Corporation, which appears in Bull Run Corporation's 2004 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended August 31, 2004. We also consent to the incorporation by reference of our report dated November 19, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Louisville, Kentucky
September 12, 2005